EXHIBIT 10.1

NON-INCENTIVE STOCK OPTION AGREEMENT
Under
AMENDED AND RESTATED 2002 EQUITY PARTICIPATION PLAN
of
WENDY’S/ARBY’S GROUP, INC.

______ Shares of Common Stock

WENDY’S/ARBY’S GROUP, INC. (the “Company”), pursuant to the terms of its Amended and Restated 2002 Equity Participation Plan, as amended (as so amended, the “Plan”), hereby irrevocably grants to ____________________ (the “Optionee”) the right and option to purchase ______ shares of Common Stock, par value $0.10 per share (the “Common Stock”), of the Company upon and subject to the following terms and conditions:

1.           The Option is not intended to qualify as an incentive stock option under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended, or its predecessor (the “Code”).

2.           ________ __, 20__ is the date of grant of the Option (“Date of Grant”).

3.           The purchase price of the shares of Common Stock subject to the Option shall be $__.__ per share.

4.           Subject to the Optionee’s continued provision of services to the Company, the Option shall be exercisable as follows:

(a)           One-third of the shares of Common Stock subject to the Option shall be exercisable on or after ________ __, 20__.

(b)           One-third of the shares of Common Stock subject to the Option shall be exercisable on or after ________ __, 20__.

(c)           One-third of the shares of Common Stock subject to the Option shall be exercisable on or after ________ __, 20__.

Notwithstanding the foregoing, in the event of (i) the termination of the Optionee’s services to the Company and its subsidiaries (A) as a result of the Optionee’s death or (B) by the Company due to the Optionee’s total and permanent disability, as determined by the Committee (“Disability”), or (ii) the occurrence of a Change of Control (as defined in the Plan), the Option shall be deemed to be fully (100%) vested and exercisable as of immediately prior to the Optionee’s death or Disability or the Change of Control.

5.           The unexercised portion of the Option shall automatically and without notice terminate and become null and void at the earlier of (a) the tenth anniversary of the Date of Grant and (b) the earliest applicable time specified in Section 6.

6.           The unexercised portion of any such Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(a)           the termination of the Optionee’s services to the Company and its subsidiaries if the Optionee’s services are terminated for “cause,” that is for “cause” or any like term, as defined in any written contract between the Company and the Optionee; or if not so defined, (i) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Company or any affiliate, (ii) for violation of a policy of the Company or any affiliate, (iii) for serious and willful acts or misconduct detrimental to the business or reputation of the Company or any affiliate;

(b)           the termination of Optionee’s services to the Company and its subsidiaries for reasons other than as provided in subsection (a), (c), (d) or (e) of this Section 6; provided, however, that the portion of the Option granted to such Optionee which was exercisable immediately prior to such termination may be exercised until the earlier of (i) 90 days after Optionee’s termination of service or (ii) the date on which such Option terminates or expires in accordance with the provisions of this Agreement (other than this Section 6);

(c)           the termination of Optionee’s services to the Company and its subsidiaries by reason of the Optionee’s death, or if the Optionee’s services terminate in the manner described in subsection (b) of this Section 6 and the Optionee dies within such period for exercise provided for therein; provided, however, that the portion of the Option exercisable by the Optionee immediately prior to the Optionee' s death shall be exercisable by the Optionee's executors or administrators, as provided in Section 10, or by the person to whom the Option passes (the Optionee’s “Beneficiary”) under such Optionee’s will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) one year after the Optionee's death or (ii) the date on which such Option terminates or expires in accordance with the provisions of this Agreement (other than this Section 6);

(d)           the termination of Optionee’s services to the Company and its subsidiaries by reason of Disability; provided, however, that the portion of the Option exercisable by the Optionee immediately prior to the Optionee’s termination may be exercised until the earlier of (i) one year after Optionee’s termination or (ii) the date on which such Option terminates or expires in accordance with the provisions of this Agreement (other than this Section 6); or

(e)           the occurrence of a Change of Control (as defined in the Plan); provided, however, that the portion of the Option which remains outstanding and unexercised immediately prior to such Change of Control shall be exercisable until the earlier of (i) the date described in Section 5 and (ii) the later of (A) the first anniversary of the Change of Control and (B) the time otherwise determined pursuant to the foregoing provisions of this Section 6; further provided, however, that if such Change of Control is a Reorganization Event (as defined in the Plan), the provisions of Paragraph 24 of the Plan shall apply.

7.           The Option shall be exercised by the Optionee (or by the Optionee’s Beneficiary, as provided in Section 6, or by the Optionee’s executors or administrators, as provided in Section 10), subject to the provisions of the Plan and of this Agreement, as to all or part of the shares of Common Stock covered hereby, as to which the Option shall then be exercisable, by the giving of written notice of such exercise to the Company at its principal business office, accompanied by payment of the full purchase price for the shares being purchased.  Payment of such purchase price shall be made (a) by cash or by check payable to the Company and/or (b) by delivery of unrestricted shares of the Common Stock having a fair market value (determined as of the date the Option is exercised, but in no event at a price per share less than the par value per share of the Common Stock delivered) equal to all or part of the purchase price and, if applicable, of a check payable to the Company for any remaining portion of the purchase price.  Whenever the Optionee is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering shares of Common Stock, the Optionee may, subject to procedures satisfactory to the Committee (as defined in the Plan), satisfy such delivery requirement by presenting proof of beneficial ownership of such shares, in which case the Company shall treat the Option as exercised without further payment  and shall withhold such number of shares from the shares acquired by the exercise of the Option (or if the Option is paid in cash, cash in an amount equal to the fair market value of such shares on the date of exercise).  Payment in accordance with this Section 7 may also be satisfied by way of a “net exercise” pursuant to which the Optionee, without tendering the purchase price for the shares being purchased under the Option, is paid shares of Common Stock representing the excess of (i) the aggregate fair market value (as defined in the Plan) on the date of exercise of the shares of Common Stock as to which the Option is being exercised over (ii) the aggregate purchase price for such shares.

The Company shall cause certificates for the shares so purchased to be delivered to the Optionee or the Optionee's executors or administrators, against payment of the purchase price, as soon as practicable following the Company's receipt of the notice of exercise.

8.           Neither the Optionee nor the Optionee’s Beneficiary, executors or administrators shall have any of the rights of a stockholder of the Company with respect to the shares subject to the Option until a certificate or certificates for such shares shall have been issued upon the exercise of the Option.

9.           The Option shall not be transferable by the Optionee other than to the Optionee's Beneficiary, executors or administrators by will or the laws of descent and distribution, and during the Optionee's lifetime shall be exercisable only by the Optionee.

10.           In the event of the Optionee's death, the Option shall thereafter be exercisable (to the extent otherwise exercisable hereunder) only by the Optionee's Beneficiary, executors or administrators.

11.           The terms and conditions of the Option, including the number of shares and the class or series of capital stock which may be delivered upon exercise of the Option and the purchase price per share, are subject to adjustment as provided in Paragraph 23 of the Plan.

12.           The Optionee agrees that the obligation of the Company to issue shares upon the exercise of the Option shall also be subject, as conditions precedent, to compliance with applicable provisions of the Securities Exchange Act of 1934, as amended, state securities or corporation laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company's securities shall be listed.

13.           The Option has been granted subject to the terms and conditions of the Plan, a copy of which has been provided to the Optionee and which the Optionee acknowledges having received and reviewed.  Any conflict between this Agreement and the Plan shall be decided in favor of the provisions of the Plan.  Any conflict between this Agreement and the terms of a written employment agreement for the Optionee that has been approved, ratified or confirmed by the Board of Directors of the Company or the Committee shall be decided in favor of the provisions of such employment agreement.  Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Plan.  This Agreement may not be amended in any manner adverse to the Optionee except by a written agreement executed by the Optionee and the Company.

14.           By executing this Agreement, the Optionee hereby consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules.  This consent may be revoked in writing by the Optionee at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Optionee.

15.           The Company or any Affiliate employing the Optionee has the authority and the right to deduct or withhold, or require the Optionee to remit to the Company or its Affiliate, as applicable, an amount sufficient to satisfy federal, state, and local income and employment taxes (including the Optionee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the exercise of the Option (or any portion thereof).  The withholding requirement may be satisfied, in whole or in part, at the election of the Optionee by withholding from the shares of Common Stock otherwise issuable upon the exercise of the Option (or portion thereof) that number of shares having an aggregate fair market value (as defined in the Plan) on the date of the withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates, will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Optionee.

16.           Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.  Notices to the Company must be addressed to Wendy’s/Arby’s Group, Inc., 1155 Perimeter Center West, Suite 1200, Atlanta, GA 30338; Attn: Secretary, or any other address designated by the Company in a written notice to the Optionee.  Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

17.           If any provision of this Agreement could cause the application of an accelerated or additional tax under Section 409A of the Code upon the vesting or exercise of the Option (or any portion thereof), such provision shall be restructured, to the minimum extent possible, in a manner determined by the Company (and reasonably acceptable to the Optionee) that does not cause such an accelerated or additional tax (including, if applicable, by increasing the purchase price of the shares of Common Stock subject to the Option to the reflect the “fair market value” of share of Common Stock on the Date of Grant, within the meaning of Section 409A of the Code and any Treasury Regulations or other IRS guidance promulgated thereunder).

18.           This grant does not constitute an employment contract.  Nothing herein shall confer upon the Optionee the right to continue to serve as a director or officer to, or to continue as an employee or service provider of, the Company or any of its Affiliates for the length of the vesting schedule set forth in Section 4 or for any portion thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by an officer duly authorized thereto as of the ____ day of ________, 20__.

WENDY’S/ARBY’S GROUP, INC.

By: _______________________________
Name:    Roland C. Smith
Title:      President and
       Chief Executive Officer

ACCEPTED AND AGREED TO:

___________________________________
Optionee Name